CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form S-4 of Exopack Holding Corp. and Subsidiaries of our report dated March 11, 2005 relating to the financial statements of Exopack Holding Corp. and Subsidiaries which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP

Spartanburg, South Carolina

September 19, 2006

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form S-4 of Exopack Holding Corp. and Subsidiaries (predecessor) of our report dated April 28, 2006, relating to the financial statements of Exopack Holding Corp. and Subsidiaries, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP

Spartanburg, South Carolina

September 19, 2006

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form S-4 of Exopack Holding Corp. and Subsidiaries (successor) of our report dated April 28, 2006, except for Note 13, as to which the date is August 8, 2006, relating to the financial statements of Exopack Holding Corp. and Subsidiaries, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP

Spartanburg, South Carolina

September 19, 2006